                                                                   EXHIBIT 23(b)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 12, 1999 (except with respect to the matter discussed in Note 17, as to which the date is March 25, 1999) included in Tuesday Morning Corporation's registration statement No. 333-74365 and to all references to our firm included in or made a part of this registration statement.


/s/ ARTHUR ANDERSEN LLP

Dallas, Texas
   May 25, 1999